                                                                    EXHIBIT 10.8


                       SEPARATION AGREEMENT AND RELEASE

                                by and between

                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.

                                      and

                                DOUGLAS G. HYDE


     This SEPARATION AGREEMENT AND RELEASE (the "Agreement"), by and between Douglas G. Hyde ("Hyde") and Green Mountain Energy Resources L.L.C. (the "Company") shall be effective as of October 6, 1998 (the "Effective Date"). This Agreement is entered into to resolve all matters between Hyde and the Company concerning Hyde's employment with the Company and the termination of that employment. As used herein, "the parties to this Agreement" or "the parties" shall refer collectively to Hyde and the Company.

     WHEREAS, the Company has employed Hyde since August 6, 1997 subject to an Employment Agreement of the same date (the "Employment Agreement"); and

     WHEREAS, Hyde has resigned for Good Reason as President of the Company as of the Effective Date; and

     WHEREAS Hyde shall remain an employee of the Company performing such duties as may be agreed between Hyde and the Company until six months following the Effective Date (the "Termination Date"); and

     WHEREAS, the Company and Hyde desire by this Agreement to fully and finally compromise, settle, resolve and release all matters relating to Hyde's employment as President of the Company, the termination of that employment, the termination of any employment relationship between Hyde and the Company, the compensation and benefits payable to Hyde under the Employment Agreement, or any relationship between Hyde and the Company; and

     WHEREAS, the entering into of this Agreement is not an admission of liability by or on the part of any party.

     NOW THEREFORE, in consideration of the covenants and mutual promises and agreements herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

     1. Resignation of Office. The parties agree that Hyde's resignation as President was with Good Reason and was and shall be effective as of the Effective Date.
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     2.   Post-Resignation Service.  Following Hyde's resignation as President of the Company, he shall remain an employee of the Company through the Termination Date. He shall continue to receive the same level of compensation as described in Section 4.1 (Salary) of the Employment Agreement. The Company agrees that such compensation shall be paid to Hyde in all events. While Hyde is an employee of the Company he shall receive such administrative and technical support from the Company as may be agreed on and approved by the Company in advance. He shall receive prompt reimbursement from the Company for all reasonable business expenses incurred on behalf of the Company and approved by the Company in advance. Hyde hereby resigns from the Management Committee of the Company effective as of the Enforcement Date (as defined in Section 12 below).

     Prior to the Termination Date, Hyde may provide compensable services other than to the Company without notice to or authorization from the Company so long as such services do not violate Section 7 hereof. Compensation received by Hyde in respect of such services shall not cause any reduction in his compensation or benefits described in this Agreement.

     3. Termination Of Employment. The termination of Hyde's service as President of the Company shall become effective on the Effective Date and he shall cease to be an employee of the Company as of the Termination Date. Following the Effective Date, Hyde shall have no further duties, responsibilities or powers as an employee, officer or executive of the Company and shall have no further duties, responsibilities or powers, except as shall be agreed upon in advance between Hyde and the Company. Hyde understands, acknowledges and agrees that as, of the Termination Date, he shall cease to be employed by the Company and that he shall not possess any rights or claims to any future employment with the Company, its parent company, subsidiaries, affiliates, divisions, successors or related companies.

     4. Resignation and Termination Benefits. In consideration of the execution of this Agreement by the parties and, as a material inducement for Hyde to execute this Agreement, the Company agrees to provide Hyde with the following benefits.

     A. On the Enforcement Date (as defined in Section 12 below), the Company shall make an initial payment to Hyde in respect of his resignation as President (the Initial Resignation Payment) equal to one hundred forty-two thousand, five hundred dollars ($142,500):

     B. On or before December 31, 1998, the Company shall make a contribution on behalf of Hyde into the proposed management investing -- matching loan program as may be adopted on behalf of the officers of the Company (the "Investment Program") or, if the Investment Program is not in effect as of December 31, 1998, shall make a cash payment directly to Hyde (the "Second Resignation Payment") equal to one hundred forty-two thousand, five hundred dollars ($142,500).

     C. On the Termination Date, the Company shall make a payment to Hyde in respect of the termination of his employment (the "Severance Payment") equal to one hundred forty-two thousand, five hundred dollars ($142,500).

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     D.   For the period ending on the Termination Date the Company shall continue to contribute to the cost of Hyde's participation in such group medical and dental plans as was the case prior to the Effective Date (the "Insurance Payments"), provided that Hyde is entitled to continue such participation under applicable law and plan terms. If Hyde ceases to be eligible for continued participation in any such plans, the Company shall pay directly to Hyde the amount of premiums that it would otherwise have paid to the insurers for Hyde's coverage pursuant to the immediately preceding sentence had Hyde continued to be so eligible.

     E. Hyde may invest up to $500,000, net of any contribution made on his behalf pursuant to Clause B above, in the Investment Program.

     F. That portion of Hyde's "Interest Option", as described in the Operating Management Interest Option Agreement (the "Option Agreement") between Hyde and the Company effective August 6, 1997, which has become exercisable as of the Effective Date shall remain exercisable (and not subject to purchase by the Company at the option of the Company) through August 6, 2002. The portion of the Interest Option which has not become exercisable by the Effective Date may become exercisable and remain exercisable through August 6, 2002 in the sole discretion of the Company. Hyde shall be entitled to participate in any opportunity afforded to officers of the Company to extend or otherwise amend any similar Option Agreement if, as of August 6, 2002, there has been no Initial Public Offering (as defined in the Employment Agreement) of the shares of the Company.

     G. Hyde understands, acknowledges and agrees that the Company's undertakings herein with respect to the Initial Resignation Payment, the Second Resignation Payment, the Severance Payment and the Insurance Payments are made in complete satisfaction of any and all claims for severance pay or any other compensation or benefits to which Hyde is or may claim to be entitled under the Employment Agreement.

     5. No Other Benefits. The parties acknowledge and agree that other than the payments and benefits set forth in this Agreement, the Company is not under any obligation to make or provide any payments or benefits to Hyde. Hyde expressly represents, acknowledges and agrees that, except as provided in this Agreement, he is entitled to no wages, compensation, privileges, perquisites, benefits or payments from the Company other than any rights Hyde may have under any Company employee benefit plan, as that term is defined in the Employee Retirement Income Security Act of 1974, as amended.

     6.   Release of Claims.

     A. Hyde acknowledges that the Company's undertakings herein are a full and complete remedy and are made in full satisfaction for any an all claims for damages arising from or related to his employment, his permanent separation from such employment, or any other act occurring up to and including the date of this Agreement. Hyde covenants that he will not at any time commence,

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          maintain, prosecute, participate in as a party, or permit to be filed by any other person on his behalf, any action, suit or proceeding (judicial or administrative) seeking damages, reinstatement, or any financial recovery against the Company, its parent organization, any of its subsidiaries, affiliates, or related companies or any of its present or former officers, directors, employees, representatives or agents, with respect to the terms and conditions of his employment, his permanent separation from such employment, or with respect to any act, event or occurrence, or any alleged failure to act, occurring up to and including the date of this Agreement.

     B. In consideration of their mutual agreements herein, the parties mutually remise, release and forever discharge, and do for each of their heirs, executors, administrators and assigns, remise, release and forever discharge each other, and their successors and assigns, subsidiaries, parent and related companies, and their directors, officers, representatives, agents, servants, employees, former employees, of and from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, costs, attorney's fees, claims and demands whatsoever, in law or in equity, which against either party or any other of the above mentioned entities and persons they ever had, now have, or which their heirs, executors, administrators or assigns, thereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of the date of the document, including, but not in limitation of the foregoing general terms, any charges, claims, actions and causes of action, asserted or unasserted, with respect to, or arising out of, Hyde's employment or the termination of his employment with the Company.

     C. In addition, and not in limitation of the foregoing, Hyde forever releases and discharges the Company from any liability or obligation to reinstate or reemploy him in any capacity.

     D. Should Hyde die before all payments are made, remaining payments will continue to be made as described herein to heirs of Hyde, as determined by law.

     E. The Company has carefully explained that this document is a general release that releases all claims and causes of action which Hyde ever had, now has, or may have in the future, including, but not limited to, those relating to his employment and the termination of his employment. Hyde understands that once he signs the Agreement, he legally waives and releases any and all rights and claims he may have under the numerous state and federal laws and regulations regulating employment, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Equal Pay Act of 1963, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Rehabilitation Act of 1973, as amended; the Fair Labor Standards Act of 1938, as amended; the Americans with Disabilities Act of 1990, as amended; the National Labor Relations Act of 1935,

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          as amended; Vermont's Fair Employment Practices laws, and other statutes, as well as under any common law tort or contract theory, including, but not limited to, wrongful discharge, breach of oral or written contract, misrepresentation, defamation, interference with prospective economic advantage, interference with contractual relationships, intentional or negligent infliction of emotional distress, negligence, promissory estoppel, and breach of covenant of good faith and fair dealing.

     7.   Non-Competition; Unauthorized Disclosure; Inventions.

     A. Non-Competition. Beginning on the Termination Date and continuing through the second anniversary of the Termination Date, Hyde shall not, directly or indirectly, own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of any business, venture or activity in the electric or gas green retail energy business, whether or not the Company is to be compensated for such participation. Ownership of less than five percent of the publicly-held securities of any corporation shall not, in and of itself, constitute a violation of this Section 7.A.

     B. Restriction on Taking Employees or Customers. So long as the restrictions of Section 7.A continue to apply to Hyde, Hyde shall not, directly or indirectly, (i) recruit or otherwise seek to induce any employees of the Company or any of its Subsidiaries (as defined in the Employment Agreement) to terminate his or her employment or violate any agreement with, or duty to, the Company or any of its Subsidiaries, and (ii) solicit or encourage any customer of the Company or any of its Subsidiaries to terminate or materially diminish its relationship with the Company or any Subsidiary of the Company or to conduct with himself or any other Person (as defined in the Employment Agreement), any business, venture or activity which such customer has conducted at any time with the Company or any of its Subsidiaries or any of their respective successors.

     C. Unauthorized Disclosure; Inventions. The parties to this Agreement agree that the restrictions on Hyde set forth in Section 7 (Unauthorized Disclosure; Inventions) of the Employment Agreement shall remain in effect following the Termination Date as if incorporated herein.

     8. Attorneys' Fees. The Company agrees that it shall reimburse Hyde for the costs of attorney's fees incurred in respect of drafting this Agreement, such amount not to exceed $5,000.

     9. Non-Admission Of Liability. This Agreement is not an admission of liability, wrongdoing, or unlawful conduct by or on the part of any party. The parties specifically acknowledge and agree that nothing in this Agreement shall be construed or deemed to be (a) an admission of liability by the Company of any acts of wrongdoing whatsoever, whether by omission or commission, against Hyde or any other entity or person, any such liability and conduct having been and continuing to be denied, or (b) an admission of liability by Hyde of any acts of

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wrongdoing whatsoever, whether by omission or commission, against the Company or any other entity or person, any such liability and conduct having been and continuing to be denied.

     10. Twenty-One (21) Day Waiting Period. Hyde understands and acknowledges that he has been given a period of twenty-one (21) days from the date he was first given a copy of this Agreement to carefully study and consider its terms and decide whether or not to sign this Agreement. Further, Hyde acknowledges and understands that (a) this is all the time that he needs to think about and make this decision, (b) he may use as much of this 21 day period as he wishes prior to signing this Agreement, (c) he may voluntarily decide to sign this Agreement prior to the expiration of the 21 day period, and (d) to the extent he decides to sign this Agreement prior to the expiration of the 21 day period, he waives his right to insist upon the full 21 day period. Further, Hyde acknowledges and agrees that if he signs this agreement prior to the expiration of 21 days, he is doing so freely and voluntarily.

     11. Opportunity For Review With Counsel. The Company hereby advises Hyde in writing to talk with his own attorney before executing this Agreement. Hyde expressly acknowledges that the Company has advised him to consult with an attorney prior to signing this Agreement. By executing this Agreement, the parties represent and agree that they fully understand their right to discuss all aspects of this Agreement with their own attorneys, that they have availed themselves of this right, that they have carefully read and fully understand all the provisions of this Agreement, and that they are knowingly and voluntarily entering into this Agreement.

     12. Seven (7) Day Cancellation Period. Hyde may cancel this Agreement within seven (7) days of signing it. Therefore, this Agreement will not become enforceable until the eighth day after Hyde signs this Agreement. The eighth day after Hyde signs this Agreement is called the "Enforcement Date." If the eighth day is a weekend day or a holiday, the Enforcement Date is the next business day. Until the Enforcement Date, Hyde has the legal right under Federal law to cancel this Agreement. The fact that Hyde has signed this Agreement and returned it to the Company will not prevent Hyde from canceling this Agreement prior to the Enforcement Date. If Hyde cancels this Agreement, then this Agreement shall not be effective or enforceable and Hyde shall not be entitled to receive any of the payments or benefits described above (except for wages, payments and benefits due and owing to Hyde as a matter of law). If Hyde decides to cancel this Agreement, he must do so by notifying the Company in writing (by facsimile or by registered, certified or overnight mail) addressed as follows:

                    Green Mountain Energy Resources L.L.C.
                    PO Box 2206
                    25 Green Mountain Drive
                    South Burlington, VT 05402-2206
                    Attention:  General Counsel
                    Facsimile:  802/846-6162

Any written notice to cancel must be delivered to the Company no later than the day prior to the Enforcement Date. If Hyde has signed and returned this Agreement and does not give the Company a written notice to cancel before the Enforcement Date, this Agreement shall become binding on the parties.

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     13.  Remedies Upon Breach. Hyde acknowledges and agrees that, in the event he breaches any of the terms and provisions of this Agreement, nothing herein shall be construed to preclude or limit the Company from asserting claims or filing a lawsuit against Hyde for the purpose of (a) enforcing its rights under this Agreement, (b) recovering moneys paid under this Agreement, or (c) pursuing any other rights and remedies available under law. The Company acknowledges and agrees that, in the event it breaches any of the terms and provisions of this Agreement, nothing herein shall be construed to preclude or limit Hyde from asserting claims or filing a lawsuit against the Company for the purpose of (a) enforcing his rights under this Agreement, or (b) pursuing any other rights and remedies available under law. This Agreement may be introduced as evidence in a proceeding or court action only for purposes of enforcing its terms or to evidence the parties intent in executing it.

          The parties agree that in the event that either party claims a breach of this Agreement by the other, should the party that claims the breach fail to prevail in its claim, it shall reimburse the other party for the reasonable costs (including reasonable attorney's fees) of that party's defense against such claim.

     14. Waiver of a Breach. A waiver by any party of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of the same or any other provision of this Agreement. The understandings and representations of the parties set forth in this Agreement shall survive any breach of this Agreement and be enforceable by any non-breaching party.

     15.  Severability.  The provisions of this Agreement are severable.
If any portion of this Agreement is held, by a court of competent jurisdiction, to be invalid or unenforceable or to conflict with any federal, state or local law, such portion or portions of this Agreement are hereby declared to be of no force or effect in such jurisdiction, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included. In the event that any provision of this Agreement is held to be unenforceable for being unduly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

     16. Entire Agreement. This Agreement is the entire agreement between the parties with respect to Hyde's employment with the Company, the termination of that employment, and the compensation and benefits payable to Hyde upon the termination of his employment with the Company and supersedes and replaces any and all prior and contemporaneous agreements, representations, promises or understandings of any kind between the parties, specifically including the Employment Agreement (except as provided in Section 7 hereof). No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties.

     17. Confidentiality of Agreement; Non-Disparagement. Hyde shall not at any time talk about, write about or otherwise publicize the terms of this Agreement or any fact concerning its negotiation, execution or implementation except with (i) an attorney who may be advising Hyde in connection with this Agreement, (ii) a financial consultant, tax advisor or executive outplacement

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counselor; and (iii) Hyde's immediate family (including Hyde's spouse and children residing with Hyde) provided that such person agree in advance to keep said information confidential and not to disclose it to others or as necessary to enforce the terms and conditions hereof or as required by order of a court or government entity having jurisdiction and authority to require disclosure.

          Hyde agrees that at no time will he criticize or disparage: (i) the Company; (ii) any current or former member, affiliate, subsidiary, partner, investor or officer of the Company; (iii) in respect of matters related to the Company, any employee, agent, representative or attorney of the Company; (iv) any aspect of the Company's business or business practices; or (v) the electric or gas green retail energy business generally. The Company agrees that neither it nor anyone acting on its behalf shall at any time disparage or criticize Hyde.

     18. Binding Effect. This Agreement, and all the provisions contained herein, shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, successors and assigns. The undertakings of the Company hereunder are solely the obligations of the Company, and do not constitute obligations or liabilities of any member of the Company or any other person.

     19. Governing Law. This Agreement and any disputes arising under or in connection with it shall be construed and governed in accordance with the laws of the State of Vermont.

     20. Captions. The captions of the paragraphs of this Agreement are for convenience only and shall not be considered or referenced in resolving questions of construction or interpretation.

     21. Withholding. All payments required to be made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under any applicable law or legal requirement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.



                                       GREEN MOUNTAIN ENERGY RESOURCES L.L.C.


Dated:    11/4/98                      By:     /s/ M. David White
      -----------------------             -----------------------------------
                                       Name:   M. David White
                                            ---------------------------------
                                       Its:    President
                                           ----------------------------------

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     I have read everything in this Agreement and I understand everything in this Agreement. I understand that this Agreement is a contract and a legal document and I have been told by the Company that I should talk to a lawyer about it before signing it. I understand and have been told by the Company that I may take 21 days to decide whether or not I want to sign this Agreement. I acknowledge and agree that if I decide to sign this Agreement prior to considering it for 21 days, I do so knowingly and voluntarily and by so doing waive my right to use the full 21 days to consider this Agreement. I hereby state that I have had all of the time I want and need to talk to a lawyer about this Agreement before signing it. No one has made me any promises to get me to sign this Agreement, except for the promises that are written in this Agreement itself. No one has forced me to sign this Agreement and I sign it of my own free will. I understand that I can cancel this Agreement within 7 days if I want to. I hereby accept and agree to all of the terms of this Agreement.


Dated:    11/6/98                      /s/ Douglas G. Hyde
      ------------------               -----------------------------------
                                       Douglas G. Hyde



State of Vermont
County of  Chittenden

     Personally appeared before me this 6th day of November, 1998, the above-named Douglas G. Hyde to me known to be the individual described in and who executed the within foregoing instrument and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

                                       /s/ Peter H. Zamore
                                       ----------------------------------
                                       Notary Public
                                       My commission expires:   2/10/99
                                                             ------------

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